                                                                    Exhibit 10.9

                             GENOMICA CORPORATION

                           SERIES B PREFERRED STOCK

                              PURCHASE AGREEMENT

                               February 12, 1999

                               Table of Contents

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                                                                            Page
Section 1.  AGREEMENT TO SELL AND PURCHASE................................     1

  1.1  Authorization of Shares............................................     1
  1.2  Sale and Purchase..................................................     1

Section 2.  CLOSING, DELIVERY AND PAYMENT.................................     2

  2.1  Closing............................................................     2
  2.2  Delivery...........................................................     2

Section 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................     2

  3.1  Organization, Good Standing and Qualification......................     2
  3.2  Subsidiaries.......................................................     2
  3.3  Capitalization; Voting Rights......................................     2
  3.4  Authorization; Binding Obligations.................................     3
  3.5  Financial Statements...............................................     3
  3.6  Liabilities........................................................     3
  3.7  Agreements; Action.................................................     4
  3.8  Obligations to Related Parties.....................................     4
  3.9  Absence of Changes.................................................     5
  3.10 Title to Properties and Assets; Liens, Etc.........................     6
  3.11 Patents and Trademarks.............................................     6
  3.12 Compliance with Other Instruments..................................     6
  3.13 Litigation.........................................................     7
  3.14 Tax Returns and Payments...........................................     7
  3.15 Employees..........................................................     7
  3.16 Proprietary Information and Inventions Agreements..................     8
  3.17 Obligations of Management..........................................     8
  3.18 Registration Rights................................................     8
  3.19 Compliance with Laws; Permits......................................     8
  3.20 Offering Valid.....................................................     8
  3.21 Full Disclosure....................................................     9

Section 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..............     9

  4.1  Requisite Power and Authority......................................     9

                                      i.

                               Table of Contents
                                  (continued)

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                                                                            Page
  4.2  Investment Representations.........................................     9
  4.3  Transfer Restrictions..............................................    10

Section 5.  CONDITIONS TO CLOSING.........................................    10

  5.1  Conditions to Purchasers' Obligations at the Closing...............    10
  5.2  Conditions to Obligations of the Company...........................    11

Section 6.  MISCELLANEOUS.................................................    12

  6.1  Governing Law......................................................    12
  6.2  Survival...........................................................    12
  6.3  Successors and Assigns.............................................    12
  6.4  Entire Agreement...................................................    12
  6.5  Severability.......................................................    13
  6.6  Amendment and Waiver...............................................    13
  6.7  Delays or Omissions................................................    13
  6.8  Notices............................................................    13
  6.9  Titles and Subtitles...............................................    13
  6.10 Counterparts.......................................................    13
  6.11 Broker's Fees......................................................    14
  6.12 Expenses...........................................................    14
  6.13 Attorneys' Fees....................................................    14
  6.14 Exculpation Among Purchasers.......................................    14

                                      ii.

                               Index of Exhibits

Schedule of Purchasers                       Exhibit A

Restated Certificate of Incorporation        Exhibit B

Investors' Rights Agreement                  Exhibit C

Form of Legal Opinion                        Exhibit D

                             GENOMICA CORPORATION

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Preferred Stock Purchase Agreement (the "Agreement") is entered into as of this 12/th/ day of February, 1999, by and among Genomica Corporation, a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                   RECITALS

     Whereas, the Company has authorized the sale and issuance of an aggregate of twenty five million (25,000,000) shares of its Series B Preferred Stock (the "Shares");

     Whereas, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  AGREEMENT TO SELL AND PURCHASE

     1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Certificate").

     1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A at a purchase price of $0.72 per share.

SECTION 2.  CLOSING, DELIVERY AND PAYMENT

     2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place on the date hereof, at the offices of Cooley Godward llp, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as a "Closing Date").

                                       1.

     2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor, by check or wire transfer made payable to the order of the Company or cancellation of indebtedness.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Schedule of Exceptions delivered to the Purchasers, the Company hereby represents and warrants to each Purchaser as follows:

     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investors' Rights Agreement, in the form attached hereto as Exhibit C (the "Investors' Rights Agreement"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Investors' Rights Agreement and the Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company has made available to the Purchasers true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date.

     3.2 Subsidiaries. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     3.3 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) thirty-four million (34,000,000) shares of Common Stock, of which three million one hundred thirty-five thousand two hundred ninety-six (3,135,296) shares are issued and outstanding, and (b) twenty-six million seven hundred eighty-five thousand four hundred (26,785,400) shares of Preferred Stock, of which twelve million six hundred eighty-eight thousand one hundred seventy-eight (12,688,178) shares are designated Series A Preferred Stock, of which twelve million five hundred thirty-three thousand six hundred seventy-six (12,533,676) are issued and outstanding, and of which fourteen million ninety-seven thousand two hundred twenty-two (14,097,222) shares are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance. Except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Shares and the Conversion Shares

                                       2.

have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed.

     3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Closing. The Agreement and the Investors' Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 3.11 of the Investors' Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     3.5    Financial Statements. The Company has delivered to each Purchaser
(i) its audited balance sheet as at December 31, 1997 and audited statement of income and cash flows for the twelve months ending December 31, 1997 and (ii) its unaudited balance sheet as at October 31, 1998 (the "Statement Date") and unaudited statement of income and cash flows for the ten month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1997 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

     3.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, has no material contingent liabilities not otherwise disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

     3.7    Agreements; Action.

            (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common

                                       3.

Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

            (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

            (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $75,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.9 Absence of Changes. Except as set forth in Schedule 3.9, since the Statement Date, there has not been to the Company's knowledge:

           (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                                       4.

           (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

           (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

           (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

           (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

           (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

           (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

           (h) Any declaration or payment of any dividend or other distribution of the assets of the Company or any direct or indirect redemptions of shares of the Company's stock;

           (i)  Any labor organization activity;

           (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

           (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets or any sale, transfer lease or pledge of a material asset, except in the ordinary course of business;

           (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company; or

           (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company. For purposes of this subsection (m), a material and adverse effect shall only be deemed to occur if its monetary impact exceeds, or with the passage of time, will exceed $75,000.

     3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting

                                       5.

from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.11 Patents and Trademarks. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company's business by the employees of the Company. The conduct of the Company's business as proposed, will not, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

     3.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the Investors' Rights Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                                       6.

     3.13 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Investors' Rights Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.14 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     3.15 Employees. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate, his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

     3.16 Proprietary Information and Inventions Agreements. Each current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in a form acceptable to the Purchasers. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the

                                       7.

Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

     3.17 Obligations of Management. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company who plans to work less than full time at the Company in the future.

     3.18 Registration Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

     3.19 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.20 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     3.21 Full Disclosure. This Agreement, the Exhibits hereto, the Investors' Rights Agreement and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                       8.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

     4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investors' Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Investors' Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investors' Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable laws.

     4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

           (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

           (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

           (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                                       9.

           (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

           (e) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

           (f) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

     4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement.

SECTION 5.  CONDITIONS TO CLOSING

     5.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

           (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

           (b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

           (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

           (d) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

                                      10.

           (e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

           (f) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by an officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (e) of this Section 5.1 have been satisfied.

           (g) Investors' Rights Agreement. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the parties thereto.

           (h) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be six (6) members and the Board shall consist of Drs. Marvin Caruthers, Ralph Christoffersen, Arnold Levine and Thomas Marr and Messrs. Robert Nelsen and James Rathmann.

           (i) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

           (j) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, all documents and instruments incident to such transactions and all documents, instruments and proceedings related to the Purchasers' business, technical and legal due diligence shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           (k) Minimum Investment. The Company shall have received a minimum investment of $5,000,000 at the first closing, including cancellation of indebtedness.

     5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

           (a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of said date.

           (b) Performance of Obligations. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

           (c) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

                                      11.

           (d) Investors' Rights Agreement. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Purchasers.

           (e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

           (f) Minimum Investment. The Company shall have received a minimum investment of $5,000,000 at the first Closing, including cancellation of indebtedness.

SECTION 6.  MISCELLANEOUS

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

     6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

     6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, including the Investors' Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.6    Amendment and Waiver.

            (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                                      12.

           (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

     6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investors' Rights Agreement or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investors' Rights Agreement or under the Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Investors' Rights Agreement or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investors' Rights Agreement, the Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

     6.9 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.11 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein; provided, however, that the Company is obligated to pay a fee to Punk, Ziegel & Co. related to purchases by certain of the Purchasers. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.11 being untrue.

     6.12 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company

                                      13.

shall reimburse the reasonable fees and expenses of one counsel to the Purchasers, not to exceed $25,000, incurred in connection with the negotiation, execution and delivery of this Agreement.

     6.13 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      14.

     In Witness Whereof, the parties hereto have executed the Series B Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                     PURCHASERS:

Genomica Corporation                         Falcon Technology Partners, L.P.
4001 Discovery Drive
Boulder, CO 80303

By: /s/ Thomas G. Marr                       By:  /s/ James L. Rathmann
-----------------------------------          -----------------------------------
Name:   Thomas G. Marr                       Name:    James L. Rathmann
-----------------------------------          -----------------------------------

Title: President & Chief Scientist           Title: General Partner
-----------------------------------          -----------------------------------

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation                         ARCH Ventures Fund III, L.P.
4001 Discovery Drive
Boulder, CO 80303                            By: ARCH Venture Partners, L.L.C.,
                                                 general partner

By:________________________________          By: /s/ Robert Nelsen

Name:______________________________          Name:   Robert Nelsen

Title:_____________________________          Title:  Managing Director

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation                         Boulder Ventures, L.P.
4001 Discovery Drive
Boulder, CO 80303                            By: BV Partners, L.L.C., general
                                                 partner

By:________________________________          By: /s/ Kyle Lefkoff

Name:______________________________          Name:______________________________

Title:_____________________________          Title:_____________________________


                                             Boulder Ventures II, L.P.

                                             By: BV Partners II, L.L.C., general
                                                 partner

                                             By: /s/ Kyle Lefkoff

                                             Name:______________________________

                                             Title:_____________________________


                                             Boulder Ventures II (Annex), L.P.

                                             By: BV Partners II, L.L.C., general
                                                 partner

                                             By: /s/ Kyle Lefkoff

                                             Name:______________________________

                                             Title:_____________________________

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation                         The Caruthers Family L.L.C.
4001 Discovery Drive
Boulder, CO 80303

By:                                          By: /s/ Marvin H. Caruthers
   ________________________________             ________________________________

Name:                                        Name:  Marvin H. Caruthers
     ______________________________               ______________________________

Title:                                       Title:    Manager
      _____________________________                _____________________________


                  Series B Preferred Stock Purchase Agreement

COMPANY:                                 PURCHASERS:

Genomica Corporation                     Nominee of Invesco
4001 Discovery Drive                     Global Health Sciences Fund
Boulder, CO 80303

By:________________________________      By: /s/ Glen A. Payne

Name:______________________________      Name:   Glen A. Payne

Title:_____________________________      Title:  Secretary

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation                         Anvers, L.P.
4001 Discovery Drive                         by: FSIP LLC
Boulder, CO 80303                                General Partner

By:                                          By: /s/ Leopold Swergold
   ________________________________             ________________________________

Name:                                        Name:   Leopold Swergold
     ______________________________               ______________________________

Title:                                       Title: Sr. Managing Director
      _____________________________                _____________________________

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation                         Anvers II, L.P.
4001 Discovery Drive                         by: FSIP LLC
Boulder, CO 80303                                General Partner

By:                                          By:  /s/ Leopold Swergold
   ________________________________             _______________________________

Name:                                        Name:    Leopold Swergold
     ______________________________               _____________________________

Title:                                       Title: Sr. Managing Director
      _____________________________                ____________________________

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation
4001 Discovery Drive
Boulder, CO 80303

By:                                          By: /s/ Stuart Epstein
   ________________________________             ________________________________
                                                  Stuart Epstein

Name:______________________________

Title:_____________________________

                                      2.

COMPANY:                                     PURCHASERS:

Genomica Corporation
4001 Discovery Drive
Boulder, CO 80303

By:                                         By: /s/ Marc Epstein
   ________________________________            ________________________________
                                                  Marc Epstein

Name:______________________________

Title:_____________________________


                                      3.

COMPANY:                                     PURCHASERS:

Genomica Corporation                         GC&H Investments
4001 Discovery Drive
Boulder, CO 80303

By:                                          By: /s/ John L. Cardoza
   ________________________________             ________________________________

Name:                                        Name: John L. Cardoza
     ______________________________               ______________________________

Title:                                       Title: Executive Partner
      _____________________________                _____________________________

                  Series B Preferred Stock Purchase Agreement

COMPANY:                                     PURCHASERS:

Genomica Corporation
4001 Discovery Drive
Boulder, CO 80303

By:________________________________          By: /s/ Joseph Klein III
                                                --------------------------------

Name:______________________________          Name:   Joseph Klein III
                                                  ------------------------------

Title:_____________________________          Title:  Health Analyst
                                                   -----------------------------

                  Series B Preferred Stock Purchase Agreement

                                        Tyjo Corp. Defined Benefit
                                        Plan and Trust
                                        70 Redland Woods Way
                                        Tiburon, CA 94920


                                        By: /s/ Robert K. Schalter
                                           -------------------------------------
                                        Name:   Robert K. Schalter
                                             -----------------------------------
                                        Title:  President
                                              ----------------------------------

                                   Exhibit A
                  Series B Preferred Stock Purchase Agreement

                                          Shares of Series B
                                          ------------------
Name                                        Preferred Stock            Purchase Price
----                                        ---------------            --------------
Initial Closing December 16, 1998:

Falcon Technology Partners, L.P.
Attn:  James L. Rathmann
600 Dorset Road                                2,594,310               $ 1,867,903.20
Devon, PA  19333

Invesco Global Health Sciences Fund
Attn: Buck Phillips
7800 East Union Avenue
Mail Stop 1102
Denver, CO  80237                              1,899,865                 1,367,902.80

ARCH Ventures Fund III, L.P.
Attn:  Robert Nelsen
1000 2/nd/ Avenue, Suite 3700
Seattle, WA  98104                             1,723,667                 1,241,040.24

Boulder Ventures II, L.P.
Attn:  Kyle Lefkoff
1634 Walnut Street, Suite 301
Boulder, CO  80302                             1,208,334                   870,000.48

Anvers, L.P.
Attn:  Leo Swergold
230 Park Avenue, 13/th/ Floor
New York, NY  10169                              555,556                   400,000.32

Anvers II, L.P.
Attn:  Leo Swergold
230 Park Avenue, 13/th/ Floor
New York, NY  10169                              277,778                   200,000.16

Boulder Ventures II (Annex), L.P.
Attn:  Kyle Lefkoff
1634 Walnut Street, Suite 301
Boulder, CO  80302                               180,556                   130,000.32

                                                Shares of Series B
                                                ------------------
Name                                              Preferred Stock                  Purchase Price
----                                              ---------------                  --------------
The Caruthers Family L.L.C.
Attn: Marvin H. Caruthers
2450 Cragmoor
Boulder, CO  80303                                    108,600                         78,192.00

Boulder Ventures, L.P.
Attn:  Kyle Lefkoff
1634 Walnut Street, Suite 301
Boulder, CO  80302                                     69,962                         50,372.64

GC&H Investments
Attn:  Jim Kindler
One Maritime Plaza, 20/th/ Floor
San Francisco, CA  94111                               69,444                         49,999.68

Second Closing:  December 17, 1998

Marc Epstein
3091 Miro Drive North
Palm Beach Gardens, FL  33411                          34,722                         24,999.84

Stuart A. Epstein
3091 Miro Drive North
Palm Beach Gardens, FL  33411                          34,722                         24,999.84

Third Closing:  February 12, 1999

Kaufmann Fund, Inc.
Attn:  Skip Klein
25 Light Street, Suite 300                            9,722,222                      6,999,999.84
Baltimore, MD  21202

Punk, Ziegel & Company
    Investors, L.L.C.                                   208,333                       149,999.76
520 Madison Avenue

New York, NY  10022
Tyjo Corporation Defined Benefit
    Plan and Trust                                      138,888                        99,999.36
70 Reedland Woods Way
Tiburon, CA  94920

Total                                                18,826,959                   $13,555,410.48

                                      2.

                                   Exhibit B

                     Restated Certificate of Incorporation

                               See Tabs 5 and 22

                                   Exhibit C

                          Investors' Rights Agreement

                                  See Tab 21

                                   Exhibit D

                                 Legal Opinion


     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

     3. The Series B Preferred Stock Purchase Agreement (the "Purchase Agreement") and the Investors' Rights Agreement (collectively, the "Agreements") have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     4. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) thirty-four million (34,000,000) shares of Common Stock, of which three million one hundred sixty-one thousand six hundred eighty-five (3,161,685) shares are issued and outstanding, and (b) twenty-six million seven hundred eighty-five thousand four hundred (26,785,400) shares of Preferred Stock, of which twelve million six hundred eighty-eight thousand one hundred seventy-eight (12,688,178) shares are designated Series A Preferred Stock, of which twelve million five hundred thirty-three thousand six hundred seventy-six (12,533,676) are issued and outstanding, and of which fourteen million ninety-seven thousand two hundred twenty-two (14,097,222) shares are designated Series B Preferred Stock, none of which are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Restated Certificate of Incorporation. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon issuance and delivery against payment therefor in accordance with the terms of the Shares, will be validly issued, outstanding, fully paid and nonassessable. Except as disclosed in the Purchase Agreement or the Schedule of Exceptions, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock and rights created in connection with the transactions contemplated by the Agreements.

     5. The execution and delivery of the Agreements by the Company and the issuance of the Shares pursuant to the Purchase Agreement do not violate any provision of the Company's Restated Certificate of Incorporation or Bylaws.

     6. There is no action, proceeding or investigation pending or threatened against the Company before any court or administrative agency that questions the validity of the Agreements or might result, either individually on in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.